UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2012, Halcón Resources Corporation (the “Company”) and its wholly owned subsidiaries entered into a Purchase Agreement (the “Purchase Agreement”) with Wells Fargo Securities, LLC, on behalf of the initial purchasers named therein (the “Initial Purchasers”), by which the Company agreed to issue and sell, and the Initial Purchasers agreed to purchase, $750 million aggregate principal amount of its 8 7/8% Senior Notes due 2021 (the “2021 Notes”) in accordance with exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Rule 144A and Regulation S under the Securities Act. The 2021 Notes will be issued at 99.247% of their face amount for net proceeds of approximately $725.6 million after deducting the Initial Purchasers’ discounts and commissions and before estimated offering expenses. A portion of the net proceeds will be used to pay cash consideration to the sellers of oil and gas assets in the Williston Basin, North Dakota. The 2021 Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and its existing wholly owned subsidiaries, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities. Closing is scheduled to occur on November 6, 2012, subject to customary closing conditions.

A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Affiliates of all of the Initial Purchasers are lenders under the Company’s senior revolving credit facility. Additionally, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Barclays Capital, Inc. and Goldman, Sachs & Co., and certain affiliates thereof, executed a commitment letter to provide a $500 million senior unsecured bridge loan to the Company, which may be used to pay a portion of the cash consideration to the sellers of oil and gas assets in the Williston Basin, North Dakota in the event that the closing of the transaction contemplated in the Purchase Agreement does not occur.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated October 23, 2012, among the Company, the subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

October 26, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated October 23, 2012, among the Company, the subsidiary guarantors named therein and Wells Fargo Securities, LLC, as representative of the initial purchasers named therein.